                                                                  Exhibit 10.16

                            ASSET PURCHASE AGREEMENT

                                      AMONG


                                  PRIMIS, INC.,
                           E.T. JONES (an individual)
                                       and
                          E.T. JONES & ASSOCIATES, INC.





                            DATED September 29, 1999


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
                                TABLE OF CONTENTS
ARTICLE 1. TRANSFER OF ASSETS AND CERTAIN RELATED MATTERS.........................................................1
         1.1      Sale............................................................................................1
         1.2      Excluded Assets.................................................................................2
         1.3      Assumption of Certain Liabilities...............................................................2
         1.4      Retained Liabilities............................................................................3
         1.5      Employees.......................................................................................4

ARTICLE 2. PURCHASE PRICE.........................................................................................4
         2.1      Payment of Purchase Price.......................................................................4
         2.2      Allocation of Purchase Price....................................................................5
         2.3      Adjustment to Purchase Price....................................................................5
         2.4      Transfer Taxes and Proration....................................................................6

ARTICLE 3. CLOSING................................................................................................6
         3.1      Time and Place..................................................................................6
         3.2      Title...........................................................................................6
         3.3      Closing Items...................................................................................6
         3.4      Further Assurances..............................................................................7

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES......................................................7
         4.1      Due Organization................................................................................7
         4.2      Authorization; Title............................................................................8
         4.3      Subsidiaries; Business Relationships............................................................8
         4.4      Financial Statements............................................................................8
         4.5      Undisclosed Liabilities and Obligations.........................................................8
         4.6      Permits and Intangibles.........................................................................9
         4.7      Title to Assets; Real and Personal Property.....................................................9
         4.8      Contracts and Commitments.......................................................................9
         4.9      Customers and Sales............................................................................10
         4.10     Insurance......................................................................................10
         4.11     Compensation...................................................................................11
         4.12     Employee Benefit Plans.........................................................................11
         4.13     Condition and Sufficiency of Assets............................................................11
         4.14     Litigation; Conformity with Law................................................................12
         4.15     Taxes..........................................................................................12
         4.16     S Corporation Status...........................................................................12
         4.17     Completeness; Books and Records................................................................12
         4.18     Absence of Changes.............................................................................13


                                       ii
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

         4.19     Environmental Matters..........................................................................13
         4.20     Validity of Obligations........................................................................13
         4.21     Relations with Government......................................................................14
         4.22     No Conflicts...................................................................................14
         4.23     Consents.......................................................................................14
         4.24     Employee Agreements............................................................................14
         4.25     Disclosure.....................................................................................15
         4.26     Additional Information from Purchaser..........................................................15
         4.27     Investment Intent..............................................................................15
         4.28     Sole Shareholder and Director..................................................................15

ARTICLE 5. REPRESENTATIONS OF PURCHASER..........................................................................16
         5.1      Due Organization...............................................................................16
         5.2      Authorization..................................................................................16
         5.3      Capitalization.................................................................................16
         5.4      Financial Statements...........................................................................16
         5.5      No Conflicts...................................................................................16

ARTICLE 6. COVENANTS OF PARTIES PRIOR TO CLOSING.................................................................17
         6.1      Access and Cooperation.........................................................................17
         6.2      Contact with Customers.........................................................................17
         6.3      Conduct of Business Pending Closing............................................................18
         6.4      Prohibited Activities..........................................................................19
         6.5      No Shop........................................................................................19
         6.6      Best Efforts...................................................................................19
         6.7      Public Announcements...........................................................................19

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLING PARTIES................................................19
         7.1      Representations and Warranties; Performance of Obligations.....................................19
         7.2      No Litigation..................................................................................20
         7.3      Employment Agreement...........................................................................20
         7.4      Shareholders' Agreement........................................................................20
         7.5      Promissory Note, Security Agreement and UCC-1 Financing Statement..............................20

ARTICLE 8. CONDITIONS TO OBLIGATIONS OF PURCHASER................................................................20
         8.1      Representations and Warranties; Performance of Obligations.....................................20
         8.2      No Litigation..................................................................................20
         8.3      Customer Approval..............................................................................20
         8.4      No Material Adverse Change.....................................................................21
         8.5      Due Diligence..................................................................................21
         8.6      Required Documents.............................................................................21


                                       iii
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

         8.7      Use of Name....................................................................................21
         8.8      Consents.......................................................................................21


ARTICLE 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                  INDEMNIFICATION................................................................................21
         9.1      Survival of Representations and Warranties.....................................................21
         9.2      Indemnification by Seller and Shareholder......................................................22
         9.3      Indemnification by Purchaser...................................................................23
         9.4      Third Person Claims............................................................................23
         9.5      Method of Payment..............................................................................24
         9.6      Dissolution of Seller..........................................................................24

ARTICLE 10. TERMINATION OF AGREEMENT.............................................................................24

ARTICLE 11. RESTRICTIVE COVENANTS................................................................................24
         11.1     Non-Competition Agreement......................................................................24
         11.2     Non-Disclosure.................................................................................25
         11.3     Damages........................................................................................25
         11.4     Reasonable Restraint...........................................................................26
         11.5     Severability; Reformation......................................................................26
         11.6     Independent Covenants..........................................................................26
         11.7     Materiality....................................................................................26
         11.8     Early Termination..............................................................................26
         11.9     No Limitation of Other Provisions..............................................................26

ARTICLE 12. GENERAL..............................................................................................26
         12.1     Cooperation....................................................................................26
         12.2     Successors and Assigns.........................................................................27
         12.3     Entire Agreement...............................................................................27
         12.4     Counterparts...................................................................................27
         12.5     Brokers and Agents.............................................................................27
         12.6     Expenses.......................................................................................27
         12.7     Notices........................................................................................27
         12.8     Governing Law..................................................................................28
         12.9     Exercise of Rights and Remedies................................................................28
         12.10    Time...........................................................................................29
         12.11    Reformation and Severability...................................................................29
         12.12    Schedules......................................................................................29


                                        v
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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of September, 1999, by and among PRIMIS, INC., a Georgia corporation ("Purchaser"), E.T. JONES, an individual, ("Shareholder") and E.T. JONES & ASSOCIATES, INC., a Texas corporation ("Seller") (collectively Seller and Shareholder are the "Selling Parties").

         WHEREAS, Seller desires to transfer to Purchaser, and Purchaser desires to acquire from Seller, substantially all of the assets relating to Seller's real estate appraisal business located in Dallas, Texas (the "Business"), all as set forth herein; and

         WHEREAS, the Shareholder owns all of the issued and outstanding stock of Seller and as such will derive substantial benefits under this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and intending to be legally bound, Purchaser, Shareholder and Seller hereby agree as follows:

           ARTICLE 1. TRANSFER OF ASSETS AND CERTAIN RELATED MATTERS.

         1.1 SALE. Seller shall sell, convey, transfer, assign and deliver to Purchaser, at the Closing described in Article 3 hereof, and Purchaser shall purchase from Seller, on the terms and conditions set forth in this Agreement, all right, title, and interest in the assets, properties and business of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, including goodwill, and wherever located (but excluding any assets specifically excluded in Section 1.2 of this Article 1), all of which are sometimes collectively referred to in this Agreement as the "Assets," including, without limitation, the following:

                  (a) TANGIBLE PERSONAL PROPERTY. All furniture, fixtures, equipment, purchased computer software, telephone numbers, and other personal property of any nature or kind whatsoever owned by Seller and normally used in the Business (the "Personal Property"), including without limitation the physical assets described in Schedule 1.1(a);

                  (b) LEASES. All rights of Seller under those leases relating to personal property or real property (the "Leases") described in Schedule l.l(b) hereto;

                  (c) PERMITS. All rights of Seller under all permits, licenses, authorizations, approvals, consents and franchises owned or held by Seller and used in connection with the operation of the Business (the "Permits"), including without limitation all governmental permits, licenses, authorizations, approvals and consents described in Schedule l.l(c) hereto;

                  (d) INVENTORY. All supplies, spare parts, repair materials and other materials, wherever located, held for use in connection with the Business (the "Inventory");

                  (e) INTANGIBLES. All trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, trade names (including the name "E.T. Jones & Associates, Inc."), trade dress, registered designs, unregistered design rights, Internet site locations or rights, trade secrets, client lists, processes, know-how, procedures, formulae and confidential information and other intangibles used or useful in the operation of the Business and any and all goodwill associated therewith (collectively, the "Intangibles");

                  (f) BOOKS AND RECORDS. All papers, computerized databases, books and records of Seller, in all forms, used or useful in the operation of the Business (the "Records"), including, but not limited to all personnel records, sales records, marketing material, accounting and financial records and files related to appraisals conducted by Seller and its employees or agents since the inception of the Business;

                  (g) CONTRACTS. All rights of Seller under the contracts relating to the Business (the "Contracts") described in Schedule 1.1(g) and any prepaid expenses, rebates or deposits related thereto;

                  (h) WORK IN PROCESS. All work in process including any completed appraisals not invoiced prior to September 1, 1999 (the "Effective Date");

                  (i) CASH; ACCOUNTS RECEIVABLE; PREPAID EXPENSES. All accounts receivable related to appraisal work performed on or after the Effective Date and all of Seller's cash and cash equivalents attributable to completed appraisals or work in process completed on or after the Effective Date ("Post -Effective Date Accounts Receivable and Cash"), remaining on hand or in accounts of Seller, after payment of Assumed Liabilities and the expenses of the operation of the Business on or after the Effective Date. To the extent transferable, all prepaid expenses of Seller relating to the Business and all surety bonds, surety deposits, lease deposits, letters of credit and other instruments posted by or on behalf of Seller and relating to the Business as security for the performance of any contract or agreement to be transferred to Purchaser pursuant to this Agreement.

                  (j) OTHER PROPERTY NOT ELSEWHERE DESCRIBED. All other properties of Seller of every kind, character or description owned, used or held for use (whether or not exclusively) in connection with the Business, wherever located and whether or not similar to the things set forth elsewhere in this
Article 1, but excluding any assets specifically excluded in this Article 1.

         1.2 EXCLUDED ASSETS. Notwithstanding any provision of Section 1.1 to the contrary, the assets of Seller relating to the Business listed on Schedule
1.2 are specifically excluded from the sale of the Assets to Purchaser (the "Excluded Assets").

         1.3 ASSUMPTION OF CERTAIN LIABILITIES. On and subject to the terms and conditions of this Agreement, Purchaser shall assume, as of the Closing, only the liabilities and obligations set forth below (the "Assumed Liabilities"), and no others:

                  (a) All obligations and liabilities of Seller under the Contracts, Leases and Permits; PROVIDED, HOWEVER, that Purchaser is not assuming any obligations or liabilities for any breach or default under any Contract, Lease or Permit outstanding at any time as of or prior to Closing or resulting from any event occurring at any time before the Closing which, with the giving of notice or the passage of time or both, would result in a breach or default; and

                  (b) Accrued vacation payable to employees at September 29, 1999, as set forth on Schedule 4.11;

                  (c) Trade account payables attributable to the real estate appraisal operations of Seller on and after the Effective Date; and

                  (d) Those liabilities set forth on Schedule 1.3(c).

Purchaser is not assuming, and shall not be deemed to have assumed any obligations or liabilities of Seller or any Affiliate of Seller or Shareholder ("Affiliate" is herein defined as any entity controlled by, or in common control with, another entity) other than the Assumed Liabilities specifically described above. No assumption by Purchaser of any of the Assumed Liabilities shall relieve or be deemed to relieve Seller from any obligation or liability under this Agreement with respect to any representations or warranties by Seller to Purchaser.

         1.4 RETAINED LIABILITIES. Except for the liabilities of Seller specifically assumed in accordance with Section 1.3, Seller is retaining, and Selling Parties shall indemnify and hold Purchaser harmless from, any and all other liabilities of Seller, including without limitation the following commitments, obligations and liabilities of Seller and the obligations and liabilities listed on Schedule 1.4 (the "Retained Liabilities"):

                  (a) Any obligation or liability arising in connection with or pertaining to the Business for taxes of any kind or nature for all periods ending prior to the Effective Date;

                  (b) Any obligation or liability for services rendered by the Business prior to the Closing Date;

                  (c) Any obligation or liability to pay for any products, goods, raw materials or services delivered or provided to the Business prior to the Effective Date;

                  (d) Any liability or obligation of the Selling Parties for taxes based on or measured by any income or gain realized upon the transfer of the Assets hereunder;

                  (e) Any liability or obligation of Seller arising out of any "employee benefit plan", as such term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established or maintained by Seller including, without limitation, any "successor liability" Purchaser may incur with respect to such employee benefit plans referenced in Section 4.12(b) herein;

                  (f) Any obligation for making payments of any kind or any other liability (including without limitation as a result of the sale of Assets, the termination of employment by Seller of employees, other labor or employment claims, sick pay, or otherwise) to employees or former employees of Seller (whether " leased" under any applicable contract listed on Schedule 1.1 (g) or otherwise) relating to claims which arose as a result of events which occurred on or before the Closing (including liability for failure to comply with any state or federal statutory or regulatory requirements related to any employee medical or hospitalization insurance);

                  (g) Any obligation or liability arising out of litigation, claims, investigations or proceedings pertaining to the Business, whether or not set forth in any schedule hereto, or other litigation, claims, investigations, or proceedings relating in any way to the Business arising out of, or relating to, an occurrence or any event happening prior to the Closing.

                  (h) Any obligation or liability pertaining to the Business based upon acts or omissions occurring prior to the Closing;

                  (i) Any liabilities and obligations pertaining to the Business arising out of or resulting from non-compliance prior to the time of Closing with any national, regional, state or local laws, statutes, ordinances, rules, regulations, orders, determinations, judgments, or directives, whether legislatively, judicially, or administratively promulgated; and

                  (j) Payroll (including all related payroll taxes) and benefits (including medical or hospitalization insurance) for employees and contractors for any period ending on or before the Effective Date.

         1.5 EMPLOYEES AT CLOSING. Purchaser shall initially employ all those persons listed on Schedule 4.11, effective as of the Closing Date and make arrangements to provide such persons with health care coverage at least equal to the coverage provided by Seller.

                           ARTICLE 2. PURCHASE PRICE.

         2.1 PAYMENT OF PURCHASE PRICE. The purchase price ("Purchase Price") for the Assets shall be as follows:

                  (a) $830,000 will be paid to Seller at the Closing in immediately available funds and 50,000 shares of Primis common stock (at $4 per share) will be issued to Seller at the Closing;

                  (b) On the first anniversary of Closing, $500,000 plus then accrued interest will be paid to Seller in immediately available funds ("First Anniversary Payment");

                  (c) On the second anniversary of Closing, $500,000 plus then accrued interest will be paid to Seller in immediately available funds ("Second Anniversary Payment");

                  (d) Payments made subsequent to Closing will carry an interest obligation, payable to Seller, calculated at 7.00% per annum on any unpaid and outstanding amount; and

                  (e) Deferred payments will be secured by a security interest in certain of the Assets, as set forth in a Security Agreement by and between Purchaser and Seller substantially in the form attached hereto as EXHIBIT D (the "Security Agreement") and a UCC-1 financing statement in favor of the Seller substantially in the form attached hereto as EXHIBIT E, as well as a Promissory Note substantially in the form attached hereto as EXHIBIT C ("Promissory Note").

         2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth in Schedule 2.2, and the parties shall file their respective tax returns in accordance with such allocation and shall not take any position or action inconsistent with such allocation. This paragraph will survive the Closing.

         2.3 ADJUSTMENT TO PURCHASE PRICE.

                  (a) No later than forty-five (45) days after the Closing, Purchaser shall calculate a "square up" of the revenues and expenses of the Business, as further described below (the "Post- Closing Adjustment"). Purchaser shall send a copy of this calculation to Seller and request Seller's consent that the Post-Closing Adjustment is accurate. Seller shall have five (5) business days to deliver such written consent to Purchaser (the "Consent Notice") or send written notice to Purchaser of Seller's disagreement (the "Dispute Notice"). If Seller disagrees, the provisions in subsection (c) below shall govern the dispute resolution process

                  (b) The Post-Closing Adjustment shall be an amount equal to the Business revenues collected on or after the Effective Date which are attributable to services provided by Seller prior to the Effective Date, less the total Business expenses generated by Seller prior to the Effective Date. To the extent that the Post-Closing Adjustment, as calculated above, is more than thirty-thousand dollars ($30,000), Purchaser shall pay to Seller the excess amount within five (5) business days of Purchaser's receipt of Seller's Consent Notice. To the extent that the Post-Closing Adjustment, as calculated above, is less than thirty-thousand dollars ($30,000), Seller or Selling Shareholder shall pay to Purchaser the amount of the deficiency within five (5) business days of the date of Seller's Consent Notice.

                  (c) The Post-Closing Adjustment shall be final, conclusive and binding upon the parties unless (i) Seller sends a Dispute Notice within the time frame set forth in subsection (a) above and (ii) such

Dispute Notice provides Purchaser with a reasonably detailed explanation of the basis of Seller's objection and Seller's proposal for any adjustment to the Adjustment Notice. Purchaser and Seller will use their best efforts to resolve any disagreements as to the amount of the Post- Closing Adjustment. If Purchaser and Seller are unable to reach agreement with respect to the final amount of the Post-Closing Adjustment within twenty (20) days after delivery of the Dispute Notice, then Purchaser shall refer such disagreement (no later than twenty-five
(25) days after delivery of the Dispute Notice) to a nationally recognized accounting firm (the "Accounting Firm") selected by Purchaser and Seller to act as an arbitrator to determine all remaining points of disagreement with respect to the Post-Closing Adjustment. Each party shall provide the Accounting Firm with access to all pertinent information and personnel and with access to its work papers. All determinations made by the Accounting Firm with respect to the Post-Closing Adjustment shall be final, conclusive and binding on Purchaser and Seller. The fees and expenses charged by the Accounting Firm shall be paid one-half by Purchaser and one-half by Seller.

         2.4 TRANSFER TAXES AND PRORATION. Seller shall pay all sales, use, transfer and other taxes that may be assessed on the transfer of title to the Assets and the cost of transferring or reissuing any permits or licenses associated with the Business. The parties shall prorate as of the Effective Date, all expenses and other disbursements paid or payable by a party with respect to the Assets and the operation of the Business, including, without limitation, personal property taxes.

                               ARTICLE 3. CLOSING.

         3.1 TIME AND PLACE. The closing of the purchase and sale of the Assets by Seller to Purchaser (the "Closing") shall take place at 10:00 a.m., local time, on Wednesday, September 29, 1999 (the "Closing Date"), at the offices of Roberts, Cunningham & Stripling, L.L.P., in Dallas, Texas, or at such other time and date as Purchaser and Seller may in writing designate.

         3.2 TITLE. Subject to Seller's retained security interest as evidenced by the Security Agreement, title to the Assets shall pass from Seller to Purchaser on the Closing Date, but shall be effective as of the Effective Date. Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, shall put Purchaser in actual possession and operating control of the Business and Assets.

         3.3 CLOSING ITEMS.

                  (a) At the Closing, the Selling Parties shall deliver, or cause to be delivered, the following items:

                           (1) Director and shareholder resolutions of Seller
                  authorizing the transactions contemplated by this Agreement, and terminating Seller's 401(k) or SEP plan;

                          (2) Such assignments, bills of sale, certificates of
                  title and sufficient instruments of conveyance and transfer as shall be effective in the opinion of Purchaser's counsel to vest in Purchaser good and valid title to the Assets, free and clear of all liens, charges, security interests, options, claims and encumbrances, except those obligations being specifically assumed by Purchaser as set forth in
                  Section 1.3 above and the security interest in the Assets created by the Security Agreement, substantially in the form attached hereto as EXHIBIT D, in favor of Seller;

                           (3) the Employment and Noncompetition Agreement,
                  executed by Shareholder in the form attached hereto as EXHIBIT A (the "Employment Agreement");

                           (4) the Primis, Inc. Shareholders' Agreement,
                  executed by the Shareholder substantially in the form attached hereto as EXHIBIT B (the "Shareholders' Agreement"); and

                           (5) Articles of Amendment to Seller's (and each
                  Affiliate of Seller's) Articles of Incorporation changing the name of Seller (and any such Affiliates) to a name dissimilar to "E.T. Jones & Associates, Inc.".

                  (b) At the Closing, Purchaser shall deliver, or cause to be delivered, the following items:

                          (1) that portion of the Purchase Price which is to be
                  delivered at the Closing in the manner provided in Section
                  2.2;

                          (2) the Shareholders' Agreement, duly executed by
                  Purchaser;

                          (3) the Employment Agreement, duly executed by
                  Purchaser; and

                          (4) the Promissory Note, Security Agreement and UCC-1
                  financing statement, duly executed by Purchaser.

         3.4 FURTHER ASSURANCES. Each party shall execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated hereby and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

          ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES.

         The Selling Parties do jointly and severally represent and warrant to Purchaser that all of the following statements are true and correct as of the date hereof and shall be true and correct at the time of Closing. The Selling Parties acknowledge that such statements constitute the basis upon which Purchaser is induced to enter into and perform this Agreement.

         4.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its Business in the places and in the manner as now conducted.

         4.2 AUTHORIZATION; TITLE. The Selling Parties have full legal right, requisite power and authority to enter into this Agreement and the attachments hereto, to consummate the transactions contemplated by this Agreement, and the exchange of the Assets for the consideration described herein will transfer good and valid title in the Assets to Purchaser, free and clear of all liens, encumbrances and claims of every kind except those liabilities specifically assumed by Purchaser in Section 1.3. The execution and delivery by Seller of this Agreement, the consummation of the sale of the Assets and the other transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller.

         No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or other governmental authority, domestic or foreign, is required by or with respect to Seller or Shareholder in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

         4.3 SUBSIDIARIES; BUSINESS RELATIONSHIPS. Except as set forth on
Schedule 4.3, Seller does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, or other business entity. Except as set forth in Schedule 4.3, Seller is not, directly or indirectly, a participant in any joint venture, partnership or similar arrangement.

         4.4 FINANCIAL STATEMENTS. Attached as Schedule 4.4 are copies of Seller's Balance Sheets and Statements of Earnings, Cash Flows and Retained Earnings as of and for the five (5) month period ended on May 31, 1999, and for the calendar year 1998 (the "Financial Statements"). The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Balance Sheets present fairly in all material respects the financial condition of Seller as of the dates indicated thereon, and the Statements of Earnings, Cash Flows and Retained Earnings present fairly in all material respects the results of its operations for the periods indicated thereon. The Financial Statements are based on the books and records of Seller.

         4.5 UNDISCLOSED LIABILITIES AND OBLIGATIONS. Except (i) as set forth on
Schedule 4.5 hereto, or (ii) as reflected and adequately reserved against in the Financial Statements or (iii) incurred in the ordinary course of business since May 31, 1999, Seller has no liabilities or obligations of any kind, whether accrued, absolute, secured or unsecured, contingent or otherwise. Without limiting the foregoing, the Selling Parties do not know and have no reasonable grounds to know of any basis for assertion against Seller or Shareholder of any claim or liability of any nature in any amount that could materially and adversely affect the value of the Assets, the Business or any part thereof.

         4.6 PERMITS AND INTANGIBLES.

             (a) The Permits and the Intangibles are valid, in good standing and in full force and effect and, except as set forth on Schedule 4.6, are adequate for the operation of the Business as presently conducted and as previously conducted by Seller. There are no claims or proceedings pending or threatened against Seller asserting the infringement by Seller of, and Seller has not infringed on, any trademark, service mark, copyright or other proprietary right of any other person or entity. Neither the consummation of the sale of the Assets nor the other transactions contemplated hereby, will cause a default under or alter or impair any rights or give rise to any rights of termination, cancellation or acceleration or loss of any right or benefit, or require any consent or approval which has not been obtained under, or with respect to, the Permits or the Intangibles. After the Closing, Purchaser shall have the exclusive use of the name E.T. Jones & Associates, Inc. Purchaser agrees to use such name for a period of time no longer than two (2) years beginning with the Closing Date. Thereafter, Purchaser shall maintain sole rights to use such name but shall not use it in association with the Business. Purchaser may license such name to Seller or Shareholder by written agreement, upon the termination of Shareholder's employment with the Company, and the expiration of any non-compete clause contained herein or in the employment agreement.

                  (b) The individual appraisers employed or retained by Seller are fully licensed as required by state and local laws and regulations and have been fully licensed during the entire time they have been employed or retained by Seller except as noted on Schedule 4.6(b).

                  (c) Seller and Shareholder hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the Business, and are in compliance with all requirements thereof.

         4.7 TITLE TO ASSETS; REAL AND PERSONAL PROPERTY. Seller has good and marketable title to, or valid leasehold interests in, the Assets, free and clear of all mortgages, liens, pledges, charges or other encumbrances, except as disclosed on Schedule 4.7. Schedule 4.7 includes a complete list and description of all real and personal property currently leased by Seller for use in connection with the Business. All Leases are in full force and effect and constitute valid and binding agreements of the parties thereto (and their successors) in accordance with their respective terms and neither Seller nor, to the best of the Selling Parties' knowledge, any other party thereto, is in default thereunder. All of the assets used by Seller in the operation of the Business are either owned by Seller or leased by it under an agreement listed on a schedule hereto. All properties and assets of Seller are in the possession or control of Seller, and no other person is entitled to possession of any such properties and assets, nor is the property subject to any defects or objections, liens, restrictions, claims, security interests or other title or interest retention agreements.

         4.8 CONTRACTS AND COMMITMENTS.

                  (a) The Contracts on Schedule 4.8 constitute all material contracts, commitments and similar agreements or arrangements, whether written or oral, relating to the Business to which Seller is a party or by which Seller or any of its properties are bound (including, but not limited to, leases for real and personal property, employment agreements, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, express warranties or guaranties as to goods sold or services provided by it, joint venture or partnership agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements).

                  (b) Except for work-in-process, Seller has delivered to Purchaser true and complete copies of the Contracts that are in writing and an accurate and complete description of all oral Contracts.

                  (c) Except to the extent set forth on Schedule 4.8, (i) Seller has complied with all material commitments and obligations under the Contracts and (ii) Seller is not in material default or breach under any Contract and has not received or given notice of default or breach thereunder and, to the best of the Selling Parties' knowledge, no other party to a Contract is in material default or breach thereunder.

                  (d) Each Contract is the legal, valid and binding obligation of the Seller and, to the best of the Selling Parties' knowledge, the other parties thereto. Each of the Contracts is in full force and effect and will continue in full force and effect following the sale of the Assets and the other transactions contemplated hereby.

                  (e) No Contract, singly or in the aggregate, materially and adversely affects or is likely to materially and adversely affect, the Business.

         4.9 CUSTOMERS AND SALES. Schedule 4.9 to this Agreement is a correct and current list of the 20 largest customers of Seller together with summaries of sales made to each such customer during the most recent twelve (12) months. The Selling Parties have no information and are not aware of any facts indicating that any of these customers intend to cease doing business with Seller or materially alter the amount of business that they are presently doing with Seller. To the Selling Parties' knowledge, the consummation of the transactions contemplated hereunder will not have an adverse effect on the business relationship of Seller with any such customers.

         4.10 INSURANCE. Schedule 4.10 sets forth an accurate description of all insurance policies (including property, casualty, liability and other insurance), held by Seller relating to the Business and the Assets, and of all claims against such policies received for the past three (3) policy years. The insurance held by Seller with respect to the Business and the Assets is with reputable insurers and is in amounts sufficient for the prudent protection of the Business and the Assets. Such insurance policies are legal, valid and enforceable and currently in full force and effect and shall remain in full force and effect through the Closing Date, and Selling Parties are not in breach or default in any way. Seller's insurance has never been canceled and none of the Selling Parties have ever been denied insurance coverage.

         4.11 COMPENSATION. Schedule 4.11 sets forth a complete and accurate list of the following information for all officers, directors and all employees of Seller at the Closing: employee name, job title, the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively), accrued vacation, and severance pay.

         4.12 EMPLOYEE BENEFIT PLANS.

         (a) Schedule 4.12(a) sets forth an accurate list and description of the following contracts, plans or arrangements owed, adopted, followed, maintained or contributed to for any current or former employee, director, consultant or agent of the Seller or any other person that, together with Seller, would be treated as a single employer under Section 414 of the Code: [i] all employee benefit plans, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and [ii] any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA). All plans or arrangements listed on Schedule 4.12 are administered in compliance with the terms thereof and with all applicable provisions of ERISA and the regulations issued thereunder, the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations and no liability will attach to Purchaser as a result of any noncompliance by Seller. Seller maintains no plan(s) nor arrangement(s) that are not set forth on Schedule 4.12(a).

         (b) Seller and its affiliates have complied with the provisions of the health care continuation coverage requirements of ERISA Section 601 ET. seq. and IRC Section 4980B and hereby indemnify and hold Purchaser harmless from any liabilities Purchaser may incur with respect to COBRA continuation coverage to any individual under any group health plan of Seller and its affiliates. Seller and its affiliates covenant and agree to provide any required federal or state law healthcare continuation coverage to any employee of Seller not hired by Purchaser as of the Closing Date, and any existing qualified beneficiary under Seller's group health plans, and further agree to indemnify and hold Purchaser and its affiliates harmless from any successor liability they might incur from Seller's failure to provide said coverage.

         4.13 CONDITION AND SUFFICIENCY OF ASSETS. The equipment of Seller is in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put and none of such equipment is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in cost or nature. All computer hardware and software and related materials used by Seller in its business (herein collectively referred to as the "Computer System") are in good working order and condition. Seller does not anticipate any significant defects in design, workmanship or material of the Computer System, and the Computer System will have performance capabilities, characteristics and functions necessary to conduct the business and operations of Seller as presently being conducted by Seller. To the best knowledge of Selling Parties, Seller's ACCPAC system used for billing, receivables, payroll and accounting functions, is capable of processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries. The use of the Computer System by Seller (including any software modifications) (i) has not violated or infringed upon the rights of any third parties and (ii) has not resulted in the termination of any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided by Seller, warranties available to Seller or rights of Seller thereunder. The Assets are all of the assets required for Purchaser to operate and conduct the Business after the Closing Date in substantially the same manner as the Business was conducted by Seller during the twelve-month period immediately prior to the Closing Date. The Assets include without limitation all property and rights (other than the Excluded Assets) reflected in the Financial Statements except those sold or otherwise disposed of since the date of such Financial Statements in the ordinary course of business and consistent with past practice.

         4.14 LITIGATION; CONFORMITY WITH LAW. Except to the extent set forth in
Schedule 4.14, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting Seller or the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Seller has conducted and is conducting the Business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Business, taken as a whole.

         4.15 TAXES. Selling Parties have timely filed all requisite federal and other tax returns required to be filed and have paid, or made adequate provision for the payment of, all taxes which may have or become due pursuant to such returns or to any assessment received by Selling Parties, related to the Business. Selling Parties have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. To the best knowledge of the Selling Parties, there is no additional assessment or any basis therefor. There are no open years, examinations in progress or claims against Seller for federal, state, and other taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for taxes has been received.

         4.16 S CORPORATION STATUS. The Seller is a Subchapter S corporation currently and has been a Subchapter S corporation for the past 10 calendar years of its operation, since 12/31/88, without interruption.

         4.17 COMPLETENESS; BOOKS AND RECORDS. The copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to Purchaser in connection with the transactions contemplated hereby are complete and correct in all material respects. The originals or complete and correct copies of the books of account, minute books, stock record books, and other records of Seller have been delivered to Purchaser. At the Closing, all of those books and records will be in the possession of Seller.

         4.18 ABSENCE OF CHANGES. Since May 31, 1999, except as set forth on
Schedule 4.18, there has not been:

                  (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or Business of Seller;

                  (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Business of Seller or future prospects of Seller;

                  (c) any proposed law or regulation or any event or condition of any character, materially adversely affecting the Business or future prospects of Seller;

                  (d) any change in compensation payable to any employee in any form;

                  (e) any waiver of any material rights or claims under any Contract; or

                  (f) any transaction by Seller outside the ordinary course of the Business nor any expenditure, commitment or investment in excess of $750.

         4.19 ENVIRONMENTAL MATTERS. Seller is not in violation of any applicable statute, law, ordinance, or regulation relating to the environment or occupational health and safety ("Environmental Laws"), and no material expenditures are required to be made by Seller in order to comply with any Environmental Laws. Seller has never violated any of the Environmental Laws. Seller has never disposed of, or contracted for the disposal of, hazardous waste or hazardous substances, as those terms are defined by the Environmental Laws, which have finally come to be located on any site which is or has been (included as a potential or suspect site) included in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites. Seller has not received any notice of any violation with respect to asbestos or other toxic or dangerous materials at any of its sites, and there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property owned or leased by Seller, or into the environment surrounding any such property of any toxic or hazardous substances as defined under any local, state or federal regulations or laws. Seller has never owned, operated and/or leased a waste transfer, recycling, treatment, storage or disposal facility. No employee of Seller has, in the course and scope of employment in the Business, been exposed in violation of any law or regulation to hazardous, infectious, radioactive or toxic wastes or substances. In addition, to the best of the Selling

Parties' knowledge, there has been no assertion by any governmental agency or other regulatory authority of any environmental lien or action.

         4.20 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Selling Parties and the performance of the transactions contemplated herein have been duly and validly authorized and this Agreement is a legal, valid and binding obligation of the Selling Parties enforceable against them in accordance with its terms.

         4.21 RELATIONS WITH GOVERNMENT. None of the Selling Parties have made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor have any of them otherwise taken any action which would cause the Seller to be in violation of any applicable federal, state or local law.

         4.22 NO CONFLICTS. Except as set forth on Schedule 4.22, the execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

                  (a) conflict with, or result in a breach or violation of the Articles of Incorporation or Bylaws of Seller;

[[                (b) materially conflict with, or result in a material default
(or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Seller is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Seller's properties pursuant to (i) any law or regulation to which Seller or any of its property is subject, or (ii) any judgment, order or decree to which Seller is bound or any of its property is subject; or

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Seller.

         4.23 CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality or other third party, domestic or foreign, is required by or with respect to Seller or Shareholder in connections with the execution and delivery of this Agreement, or the consummation by Seller or Shareholder of the transactions contemplated hereby.

         4.24 EMPLOYEE AGREEMENTS. Each of Seller's employees and the Shareholder is not, as a result of the business conducted by the Seller, or proposed to be conducted by Purchaser, or for any other reason, in violation of
(i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Seller or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, in each case relating to or affecting the right of any of the Seller's employees to be employed by Purchaser. No such relationship, term, judgment, decree or order conflicts with any of the Seller's employee's obligation to use his or her best efforts to promote the interests of the Seller or Purchaser after the Closing nor does the execution, delivery and performance of the Agreement by the Selling Parties or the activities of the Seller's employees or the Shareholder, as an employee, officer or director of the Seller, conflict with any such relationship, term, judgment, decree or order.

         4.25 DISCLOSURE. This Agreement and the schedules hereto and all other documents delivered to Purchaser at Closing do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Seller or Shareholder become aware of any fact or circumstance which would change a representation or warranty of Seller or Shareholder in this Agreement or any representation made on behalf of Seller, Seller and Shareholder shall immediately give notice of such fact or circumstance to Purchaser. However, such notification shall not relieve either Seller or Shareholder of any obligations under this Agreement.

         4.26 ADDITIONAL INFORMATION FROM PURCHASER. Each of the Selling Parties has had the opportunity to ask questions of, and receive answers from, authorized officers of the Purchaser, and to obtain additional information regarding the Purchaser or its business to the extent Purchaser possesses the information or can acquire it without unreasonable effort or expense.

         4.27 INVESTMENT INTENT. The Shareholder hereby represents and warrants to the Purchaser that:

                  (a) The Shareholder is acquiring the Shares for his own account for investment and not with a view to the resale, distribution or fractionalization thereof, within the meaning of the federal and state securities laws, including but not limited to Section 2(11) of the Securities Act of 1933;

                  (b) The Shareholder has alone or together with his representative (if any), such knowledge and experience in financial matters that the Shareholder capable of evaluating the relative risks and merits of this investment;

                  (c) The Shareholder has adequate means of providing for his current needs and contingencies and have no need for liquidity in this investment;

                  (d) All documents and records requested by the Shareholder have been delivered or made available to him, he has had the opportunity to ask questions of the Purchaser, and the Shareholder investment decision is based upon his own investigations and analyses and not the representations or inducements of Purchaser or any shareholder, employee, officer or director of Purchaser; and

                  (e) The Shareholder understand that Shares have not been, and might never be registered under the Securities Act of 1933 in reliance upon applicable exemptions from registration.

         4.28 SOLE SHAREHOLDER AND DIRECTOR. The Shareholder owns 100% of the issued and outstanding capital stock of the Seller and is the sole member of Seller's Board of Directors as of the Closing and as of the date of the authorizing resolutions delivered to Purchaser pursuant to Section 3.3(a)(i) herein.

                     ARTICLE 5. REPRESENTATIONS OF PURCHASER

         Purchaser represents and warrants that all of the following statements are true as of the date hereof and shall be true as of the time of Closing.

         5.1 DUE ORGANIZATION. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Georgia, and is duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner as now conducted except for where the failure to be so authorized, qualified or licensed would not have a material adverse affect on their respective businesses.

         5.2 AUTHORIZATION. Purchaser has all corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the purchase of the Assets and assumption of the Assumed Liabilities and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the consummation of the purchase of the Assets and the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated hereby by Purchaser have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

         5.3 CAPITALIZATION. The authorized equity securities of Purchaser immediately prior to the Closing, consist of [i] 10,000,000 shares of Common Stock, par value $.01 per share, of which 6,968,873 shares are issued and outstanding, [ii] 2,500,000 shares of Preferred Stock, par value $.01 per share, 1,200,000 shares of which have been designated as Series A Convertible Preferred of which 1,091,242 are issued and outstanding, and [iii] 420,000 shares of Class A Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. The Company also has reserved for issuance under its Second Amended and Restated 1997 Employee Stock Option Plan 1,150,000 shares of Common Stock, par value $.01 per share. All these shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale or transfer of these securities.

         5.4 FINANCIAL STATEMENTS. Purchaser has delivered to Selling Parties annual balance sheets, income statements and statements of changes in stockholders equity and cash flows ("Financial Statements") for the three year period ended December 31, 1998, as well as Financial Statements for the five month period ended May 31, 1999. These Financial Statements and the related notes were prepared in accordance with GAAP, consistently applied, and present fairly the financial condition and results of operations, changes in stockholders equity and cash flows for the periods referred to in such statements.

         5.5 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

                  (a) conflict with, or result in a breach or violation of the Articles of Incorporation or Bylaws of Purchaser,

                  (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Purchaser is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Purchaser's properties pursuant to (i) any law or regulation to which Purchaser, or any of its property is subject, or (ii) any judgment, order or decree to which Purchaser is bound or any of its property is subject; or

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Purchaser.

                ARTICLE 6. COVENANTS OF PARTIES PRIOR TO CLOSING.

         6.1 ACCESS AND COOPERATION; CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Seller and Shareholder will afford to the officers and authorized representatives of Purchaser reasonable access to all of Seller's sites, properties, books and records during normal business hours and will furnish Purchaser with such additional financial and operating data and other information as to the Business and the Assets as Purchaser may from time to time reasonably request. The Selling Parties will cooperate with Purchaser, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency and take all action and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         In connection with this access and cooperation, Purchaser agrees that any proprietary information gained during this time will be deemed confidential, and will be used solely for the purposes of evaluating the desirability of, and conducting negotiations with respect to this acquisition. Purchaser may, however, make this information available to its directors, officers, employees, agents and representatives who need to know such information for purposes of the investigation and negotiation contemplated hereby, and who are informed of its confidential nature. Upon termination of negotiations, Purchaser agrees to destroy all notes or other documents derived from the proprietary information. For purposes of this Agreement, the term Proprietary Information shall not include information that Purchaser can show by competent proof (i) was known to Purchaser prior to disclosure by Selling Parties; (ii) was generally known to the public at the time Selling Parties disclosed the information to Purchaser, (iii) became generally known to the public after disclosure by Selling Parties through no act or omission of Purchaser; or (iv) was disclosed to Purchaser by a third party having a bona fide right both to possess the information and to disclose the information to Purchaser.

         6.2 CONTACT WITH CUSTOMERS. Without limiting Section 6.1 above, Seller consents to Purchaser's representatives contacting the customers listed on
Schedule 6.2 for the purpose of determining whether such customers will continue to purchase services from Purchaser after the Closing at the same level as that purchased from Seller prior to Closing. Seller shall have the right to participate in any such customer contacts. Seller and Shareholder shall use their respective best efforts to facilitate such contact by, among other things, providing introductions to contact persons with the customers and having representatives of Seller attend meetings with such contact persons along with representatives of Purchaser if Purchaser so requests.

         6.3 CONDUCT OF BUSINESS PENDING CLOSING. Between the Effective Date and the Closing Date, except as otherwise agreed to by Purchaser, Seller shall:

                  (a) carry on the Business in substantially the same manner as it has heretofore and shall not introduce any material new method of management, operation or accounting;

                  (b) maintain the Assets, including those held under Leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its material obligations under Leases, Permits, Contracts and other agreements relating to or affecting the Assets;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use its best efforts to maintain and preserve its business organization and goodwill intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with the Seller;

                  (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and similar requirements;

                  (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Purchaser;

                  (h) maintain present salaries and commission levels for all officers, directors, employees and agents;

                  (i) take any action and do all things necessary, proper and advisable to consummate and make effective the transactions contemplated by this Agreement; and

                  (j) give Purchaser prompt written notification of any material changes taking place during the course of dealing contemplated by this Agreement, up to the date of the Closing, or upon receipt of knowledge of nay fact making any provision of this Agreement untrue.

         6.4 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, the Seller will not, without prior written consent of Purchaser:

                  (a) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $750, except in the normal course of business;

                  (b) increase the compensation payable or to become payable to any employee or agent, or make any bonus or management fee payment to any such person;

                  (c) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any of the Assets; or

                  (d) pay dividends with or from, or otherwise distribute, any Post-Effective Date Accounts Receivable and Cash, or any proceeds thereof.

         6.5 NO SHOP. Neither the Shareholder, Seller, nor any agent, officer, director or any representative of Seller or Shareholders will, during the period commencing on the date of this Agreement and ending with the earlier to occur of September 30, 1999 or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit, initiate, encourage or consider any proposals or offers from any person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any person other than Purchaser relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, Seller or a merger, sale, sale-leaseback, rent through management contract, consolidation or other business combination of Seller. Seller will notify Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         6.6 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Selling Parties shall use their best efforts to cause the conditions in Articles 7 and 8 to be satisfied.

         6.7 PUBLIC ANNOUNCEMENTS. All public announcements regarding the transaction, including terms and conditions of the transaction or the status of negotiations of the parties will be submitted first to the other party for approval, which shall not be unreasonably withheld.

       ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLING PARTIES.

         The obligations of the Seller and Shareholder hereunder are, at their option, subject to the following conditions. Upon the Closing, all conditions not satisfied are deemed to be waived:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Purchaser contained in Section 5 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized officer of Purchaser shall have been delivered to Seller.

         7.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Purchaser of the Assets, and no governmental agency or body shall have taken any other action or made any request of the Seller or Shareholder as a result of which Seller or Shareholder deem it inadvisable to proceed with the transactions hereunder.

         7.3 EMPLOYMENT AGREEMENT. Purchaser shall execute at the Closing an Employment Agreement with E.T. Jones in the form of EXHIBIT A attached hereto.

         7.4 SHAREHOLDERS' AGREEMENT. Shareholder shall have received an executed copy of the Primis, Inc. Shareholders' Agreement, substantially in the form attached hereto as EXHIBIT B .

         7.5 PROMISSORY NOTE, SECURITY AGREEMENT AND UCC-1 FINANCING STATEMENT. Purchaser shall execute at the Closing the Promissory Note, Security Agreement and a UCC-1 Financing Statement substantially in the forms attached hereto as EXHIBITS C, D AND E.

                ARTICLE 8. CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Seller and Shareholder contained in Section 4 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller and Shareholder on or before the Closing Date shall have been duly complied with and performed. A certificate to the foregoing effect dated the Closing Date and signed by Shareholder and a duly authorized officer of Seller shall have been delivered to Purchaser.

         8.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Purchaser of the Assets; and no governmental agency or body shall have taken any other action or made any request of Purchaser as a result of which Purchaser deems it inadvisable to proceed with the transactions hereunder.

         8.3 CUSTOMER APPROVAL. Purchaser shall be satisfied that Seller's customers do not intend to stop purchasing services from Purchaser after the Closing at the same level as they purchased services from Seller prior to the Closing.

         8.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial condition, working capital, relationships with suppliers or customers, or Business of Seller shall have occurred and Seller shall not have suffered any material loss or damages to any of the Assets, whether or not covered by insurance, since May 31, 1999. Further, no material transaction nor material change of any nature which would adversely affect the business shall have occurred. Purchaser shall have received a certificate to such effect signed by the Selling Parties dated the Closing Date.

         8.5 DUE DILIGENCE. Purchaser shall have completed its due diligence review of, and shall be satisfied in Purchaser's sole discretion with, the business, operations, assets, prospects and condition, financial and otherwise, of the Business.

         8.6 REQUIRED DOCUMENTS. Selling Parties otherwise shall have delivered the documents required to be delivered pursuant to Section 3.3(a) herein.

         8.7 USE OF NAME. Purchaser shall have received evidence satisfactory to it in its sole discretion that Seller and any entity affiliated with Seller or Shareholder shall have changed its name to a name other than, and shall have ceased using the name, "E.T. Jones & Associates, Inc.", or any variation thereof.

         8.8 CONSENTS. As determined by Purchaser in its discretion, Seller shall have procured all third party consents necessary for Purchaser to conduct the Business as it was conducted by the Seller.

                   ARTICLE 9. SURVIVAL OF REPRESENTATIONS AND
                          WARRANTIES; INDEMNIFICATION.

         9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties of Seller and Shareholder made in this Agreement and in the documents and certificates delivered in connection herewith shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by Purchaser, and shall survive the Closing for a period of five (5) years from the Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled, except that:

                  (i) such representations, warranties and agreements that relate to federal, state and local taxes ("Tax Matters"), including without limitation the representation and warranties set forth in
         Section 4.15 shall survive until the expiration of the applicable statutes of limitations for such taxes (including any extensions thereof); and

                  (ii) such representations, warranties and agreements that relate to environmental, including without limitation the representations and warranties set forth in Sections 4.19 shall survive until the expiration of the applicable statutes of limitations for such matters.

         (b) The representations and warranties of Purchaser made in this Agreement and in the documents and certificates delivered in connection herewith in connection with title to Assets and authorization, of the proposed transaction shall survive the Closing for a period of five (5) years from the Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled.

         (c) The last day of the survival period for the various representations and warranties shall be referred to as the "Expiration Date."

         (d) Purchaser agrees that Seller may dissolve on or after a date which is two years from the Closing Date.

         9.2 INDEMNIFICATION BY SELLER AND SHAREHOLDER. Seller and Shareholder covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless Purchaser and Purchaser's officers, directors, employees, agents, successors, assigns and affiliates for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter, collectively, "Loss" or "Losses") suffered or incurred by Purchaser and any successors or assigns thereto (collectively, the "Protected Parties") as a result of, or with respect to:

                                    (1) the operation of the Business and the
                  Assets prior to the Closing;

                                    (2) any liability of Selling Parties,
                  whether or not relating to the Business or the Assets, that does not constitute an Assumed Liability under this Agreement;

                                    (3) any material breach by Seller or
                  Shareholder of the representations and warranties set forth herein or on the schedules or certificates attached hereto and any breach or nonfulfillment of any covenant or agreement on the part of Seller and Shareholder under this Agreement;

                                    (4) all Retained Liabilities; and

                                    (5) any and all actions suits proceedings,
                  claims, demands, assessments and judgments incident to any of the foregoing.

         9.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify and reimburse Shareholder, and Seller's officers, directors, employees, agents, successors, assigns and affiliates for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees), for any and all amounts suffered or incurred by the Selling Parties as a result of, or with respect to:

                                    (a) the operation of the Business and the
                  Assets on and after the Closing Date, except to the extent caused or contributed to by Seller and/or Selling Shareholder; and

                                    (b) any material breach by Purchaser of the
                  representations and warranties set forth herein or on the schedules or certificates attached hereto and any breach or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement; and

                                    (c) any and all actions, suits, proceedings,
                  claims, demands, assessments and judgments incident to the foregoing.

         9.4 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 9.2 or 9.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, reasonably acceptable to Indemnified Party, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently and reasonably demonstrates to the Indemnified Party its financial wherewithal to do so and to satisfy such claim if adversely determined. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense; provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such maker, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         9.5 METHOD OF PAYMENT. All claims paid pursuant to this Article 9 shall be paid in cash. Nothing herein contained shall prejudice Purchaser from pursuing its rights to indemnification hereunder by reason of having first paid any amount to Seller or Shareholder.

         9.6 DISSOLUTION OF SELLER. Purchaser acknowledges that no sooner than two years after the Closing Date, Seller may liquidate and terminate its corporate existence in accordance with a plan of liquidation and pursuant to laws of its state of incorporation.

                      ARTICLE 10. TERMINATION OF AGREEMENT.

         In addition to any other legal or equitable remedies available to it, Selling Parties or Purchaser may, by notice provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date.

                       ARTICLE 11. RESTRICTIVE COVENANTS.

         11.1 NON-COMPETITION AGREEMENT. The Shareholder agrees that from and after the Closing Date until six (6) years after the Closing Date (such date being referred to herein as the "Ending Date" and the period beginning on the Closing Date and ending on the Ending Date, being referred to herein as the "Non-Competition Period"), neither he nor any of his Affiliates will, directly or indirectly:

                  (a) except as an employee of Purchaser or an affiliate of Purchaser engage in, control, advise, manage, serve as a director, officer or employee of, act as a consultant to, receive any economic benefit from or exert any influence upon, any business which conducts activities that are similar to or competitive with those conducted by Purchaser within the State of Texas (the "Territory");

                  (b) except in connection with any duties as an employee of Purchaser or an affiliate of Purchaser, solicit, divert or attempt to solicit or divert any party who is, was or was solicited to become at any time after twelve
(12) months prior to the Closing Date, a customer or supplier of Seller or Purchaser within the Territory;

                  (c) employ, solicit for employment or encourage to leave his or her employment, any person who was, during the one-year period prior to such employment, solicitation or encouragement, or is an officer or employee of Purchaser or an affiliate of Purchaser;

                  (d) avail himself of or invest in any business opportunity which is related to the activities conducted by Purchaser, and which came to his attention prior to the Ending Date;

                  (e) disturb, or attempt to disturb, any business relationship between any third party and Purchaser or any affiliate of Purchaser; or

                  (f) make any statement to any third party, including the press or media, likely to result in adverse publicity for Purchaser or an affiliate of Purchaser.

For purposes of this Section, the term "directly or indirectly" shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, director, lender or consultant of, or owner of any interest in, any Person.

         11.2 NON-DISCLOSURE. The Selling Parties recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of Seller and Purchaser, such as lists of clients, operational policies, and pricing and cost policies that are valuable, special and unique assets of Purchaser. The Selling Parties agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless such information becomes known to the public generally through no fault of the Selling Parties.

         11.3 DAMAGES. Because of the difficulty of measuring economic losses to Purchaser as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, the Selling Parties agree that in the event of a breach by any of them of the foregoing covenants, the covenants may be enforced by Purchaser by injunctions and restraining orders in addition to any other rights and remedies existing in its favor.

         11.4 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article 11 impose a reasonable restraint on the Selling Parties in light of the activities and business of the Seller on the date of the execution of this Agreement and the future plans of the Purchaser.

         11.5 SEVERABILITY; REFORMATION. The covenants in this Article 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         11.6 INDEPENDENT COVENANTS. All of the covenants in this Article 11 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Shareholder or Seller against the Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of such covenants. It is specifically agreed that the Noncompetition Period shall be computed by excluding from such computation any time during which the Selling Parties have been adjudicated by a court of competent jurisdiction to be in violation of any provision of this Article 11 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Purchaser seeks to enforce the agreements and covenants of the Selling Parties or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

         11.7 MATERIALITY. The Selling Parties agree that the foregoing covenants are material and substantial parts of this transaction.

         11.8 EARLY TERMINATION. The covenants set forth in Section 11.1 herein shall terminate if (i) Purchaser breaches its payment obligations set forth in
Section 2.1 herein and (ii) such breach continues after written notice to Purchaser and passage of a 60-day cure period.

         11.9 NO LIMITATION OF OTHER PROVISIONS. The provisions of this Article 11 shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by any of the Selling Parties.

                              ARTICLE 12. GENERAL.

         12.1 COOPERATION. The Selling Parties and Purchaser shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Seller will cooperate and use best efforts to have the present employees and contractors of Seller cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         12.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser and Seller, and the heirs and legal representatives of Shareholder.

         12.3 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Selling Parties and Purchaser and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by each of the Selling Parties and Purchaser.

         12.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         12.6 EXPENSES. Whether or not the transactions herein contemplated are consummated, Purchaser will pay the fees, expenses and disbursements of Purchaser and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated are consummated, the Selling Parties will pay their fees, expenses and disbursements and of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Selling Parties under this Agreement.

         12.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (i) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or (ii) transmitting the notice by facsimile and sending a copy by first class United States mail, or
(iii) by delivering the same in person to an officer or agent of such party.

         (a)      If to Purchaser:

                           Primis, Inc.
                           Attn.: Chief Executive Officer
                           11475 Great Oaks Way
                           Suite 320
                           Alpharetta, Georgia 30022
                           (770) 777-8600 (telephone)
                           (770) 777-8591 (facsimile)

         With a copy to:

                           Patrick W. Mattingly, Esq.
                           Wyatt, Tarrant & Combs
                           2800 Citizens Plaza
                           Louisville, Kentucky 40202
                           (502) 589-5235 (telephone)
                           (502) 589-0309 (facsimile)

         (b)      If to either of the Selling Parties:

                           E.T. Jones & Associates, Inc.
                           15851 Dallas Parkway
                           Addison, Texas  75001
                           _________ (telephone)
                           _________  (facsimile)

         With a copy to:

                           Robert A. Stripling
                           Roberts, Cunningham & Stripling, L.L.P.
                           800 Preston Commons West
                           8117 Preston Road
                           Dallas, Texas 75225
                           (214) 696-3200 (telephone)
                           (214) 696-5971 (facsimile)

         12.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to any choice of law principles.

         12.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. None of the remedies provided in this Agreement, including termination of this Agreement or indemnification, are the exclusive remedy for breach of this Agreement, and the parties may seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement.

         12.10 TIME. Time is of the essence of this Agreement.

         12.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.12 SCHEDULES. The Schedules attached hereto constitute a part of this Agreement and are incorporated herein by reference as if set forth herein at the point where first mentioned.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  "PURCHASER"

                                  PRIMIS, INC.

                                  By:____________________________________
                                  Name:__________________________________
                                  Title:___________________________________

                                  "SELLER"

                                  E.T. JONES & ASSOCIATES, INC.

                                  By:____________________________________

                                  Its:____________________________________

                                  "SHAREHOLDER"

                                  E.T. JONES


                                  ____________________________________
                                  E.T. JONES

                                    EXHIBIT A


             Employment and Noncompetition Agreement, by and between
                           E.T. Jones (an individual)
                                and PRIMIS, INC.

                                  SEE ATTACHED

                                    EXHIBIT B


                      Primis, Inc. Shareholders' Agreement

                                  SEE ATTACHED

                                    EXHIBIT C


                          Primis, Inc. Promissory Note
                    in favor of E.T. Jones & Associates, Inc.

                                  SEE ATTACHED

                                    EXHIBIT D


                         Primis, Inc. Security Agreement
                    in favor of E.T. Jones & Associates, Inc.

                                  SEE ATTACHED

                                    EXHIBIT E


                        Primis, Inc. Financing Statement
                    in favor of E.T. Jones & Associates, Inc.

                                  SEE ATTACHED